UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 16, 2018, at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the Chairman of the Board of Directors adjourned the vote on the following proposals until 2:00 p.m. Eastern Time on June 1, 2018:

•
Proposal 1: approve amendments to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors (the “Board”) and provide for annual elections of all directors beginning at the 2020 annual meeting of stockholders;

•	Proposal 2: if Proposal 1 is approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class I directors of the Company;

•	Proposal 3: if Proposal 1 is not approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class III directors of the Company; and

•
Proposal 4: approve amendments to the Company’s Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Amended and Restated Bylaws.

At the Annual Meeting, the Company received sufficient votes with respect to the election of directors, as well as for Proposal 5 (ratification of appointment of independent registered public accounting firm for the year ending December 31, 2018), Proposal 6 (approval, on a non-binding advisory basis, of named executive officer compensation) and Proposal 7 (approval of the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan). The Company did not, however, receive sufficient votes to approve Proposals 1 and 4, each of which requires the affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The Company believes that Proposals 1 and 4 will align the Company with recognized best practices in corporate governance and adjourned the voting with respect to Proposals 1, 2, 3 and 4 in order to solicit additional proxies for approval of Proposals 1 and 4.

The Board recommends that stockholders vote “FOR” Proposals 1 and 4. The Annual Meeting will reconvene at 2:00 p.m. Eastern Time on June 1, 2018, and will be a virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BW2018. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through the B&W Thrift Plan, which must be voted prior to the meeting). Valid proxies relative to Proposals 1, 2, 3 and 4 that were previously submitted by stockholders in connection with the Annual Meeting will continue to be valid for purposes of the reconvened Annual Meeting. Stockholders are encouraged to read the Company’s definitive proxy statement dated April 12, 2018, which includes a comprehensive review of Proposals 1 and 4, as well as the related amendments to the Company’s Certificate of Incorporation.

The Board previously selected April 5, 2018 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the reconvened Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Please be sure to give specific voting instructions to your broker.

How to Vote Your Shares

The Company urges all stockholders to vote as soon as possible. Please cast your vote as soon as possible either via:

•	the Internet at www.proxyvote.com;

•	by calling 1-800-690-6903, or

•	by returning the accompanying proxy card if you received a printed set of materials by mail.

Votes submitted by phone or over the internet must be received by 11:59 p.m. Eastern Time on May 31, 2018. Please note that voting by phone or internet may require that you have your proxy control number available. This number is printed on the proxy card mailed to you.

Additional Information

The discussion in this Current Report on Form 8-K of the Company’s proposals to amend the Certificate of Incorporation is qualified in its entirety by the description of Proposals 1 and 4 contained in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (“SEC”) on April 12, 2018. BEFORE VOTING, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SPECIFICALLY INCLUDING THE DESCRIPTION OF PROPOSALS 1 AND 4, AS WELL AS THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION CONTAINED THEREIN.

Our website address is www.babcock.com. We make available through the Investor Relations section of this website under "SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, our proxy statement, statements of beneficial ownership of securities on Forms 3, 4 and 5 and amendments to those reports as soon as reasonably practicable after we electronically file those materials with, or furnish those materials to, the Securities and Exchange Commission (the "SEC"). You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and annual reports, and other information regarding issuers that file electronically with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 16, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary